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                          EXHIBIT INDEX



Exhibit No.         Description                        Page
-----------         -----------                        ----

   A Names, positions, corporate affiliations Filed and business addresses of individuals who herewith may act during 1998, 1999, and 2000 in matters included within the exemption provided by paragraph (b) of Rule 71

   B         Compensation received during the current  Filed
             year and estimated to be received over the     herewith
             next two calendar years and total amount of routine expenses charged to client in 1997